Exhibit 11 under Form N-1A
                                             Exhibit 23 under Item 601/Reg SK


             Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment Number 6 to the Registration Statement (Form N-1A No. 33-52149) and the related Prospectuses and to the incorporation therein of our report dated January 18, 1996 with respect to the financial statements included in the Annual Report of Federated World Utility Fund (formerly, World Utility Fund), a portfolio of World Investment Series, Inc.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania